                                                                   EXHIBIT 10.62

================================================================================


                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                         PETRO STOPPING CENTERS, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP

                                 BY AND AMONG

                                  PETRO, INC.

                              As General Partner

                                      AND

                            PETRO STOPPING CENTERS
                                HOLDINGS, L.P.

                           PETRO HOLDINGS GP, L.L.C.

                                      and

                            JAMES A. CARDWELL, JR.

                              As Limited Partners

                                 July 23, 1999


================================================================================

                               TABLE OF CONTENTS

         ARTICLE I
         DEFINITIONS..............................................................................................   4
         1.1      Definitions.....................................................................................   4

         1.2      Interpretation..................................................................................  12

ARTICLE II
         GENERAL PROVISIONS
          .......................................................................................................   12
         2.1      Partnership Name...............................................................................   12
         2.2      Purpose........................................................................................   12
         2.3      Principal Place of Business....................................................................   12
         2.4      Term...........................................................................................   12
         2.5      Filings........................................................................................   12
                  2.5.1    Status................................................................................   12
                  2.5.2    Dissolution...........................................................................   13
         2.6      Limited Partner Powers.........................................................................   13
         2.7      Specific Authorization of Documents............................................................   13
         2.8      Admission......................................................................................   13

ARTICLE III
         CAPITALIZATION..........................................................................................   13
         3.1       ..............................................................................................   13
                  General........................................................................................   13

         3.2      Other Matters..................................................................................   13
                  3.2.1    No Return of Capital..................................................................   13
                  3.2.2    No General Partner Liability..........................................................   14
                  3.2.3    No Limited Partner Liability..........................................................   14
         3.3      Priority of Expenditures.......................................................................   14
                  3.3.1    First Priority........................................................................   14
                  3.3.2    Second Priority.......................................................................   14
                  3.3.3    Third Priority........................................................................   14
                  3.3.4    Fourth Priority.......................................................................   14
                  3.3.5    Fifth Priority........................................................................   14

ARTICLE IV
         ALLOCATIONS.............................................................................................   14
         4.1      Profits........................................................................................   14
                  4.1.1    To Losses.............................................................................   14

                  4.1.2    To Sharing Percentages................................................................   14
         4.2      Losses.........................................................................................   14
                  4.2.1    To Sharing Percentages................................................................   14
                  4.2.2    To Unrecovered Capital................................................................   14
                  4.2.3    Residual..............................................................................   14
                  4.2.4    Limit.................................................................................   15
         4.3      Special Allocations............................................................................   15
                  4.3.1    Minimum Gain Chargeback...............................................................   15
                  4.3.2    Partner Nonrecourse Debt Minimum Gain Chargeback......................................   15
                  4.3.3    Qualified Income Offset...............................................................   15
                  4.3.4    Basis Adjustments.....................................................................   16
                  4.3.5    Nonrecourse Deductions................................................................   16
                  4.3.6    Partner Nonrecourse Deductions........................................................   16
                  4.3.7    Allocation of Self-Charged Interest...................................................   16
                  4.3.8    Sharing of Excess Nonrecourse Liabilities.............................................   16
         4.4      Other Allocation Rules.........................................................................   17
                  4.4.1    Timing................................................................................   17
                  4.4.2    Method................................................................................   17
         4.5      Tax Allocations:  Code Section 704(c)..........................................................   17
                  4.5.1    Section 704 (c).......................................................................   17
                  4.5.2    Election..............................................................................   18
         4.6      Tax Matters Partner............................................................................   18
                  4.6.1    Appointment...........................................................................   18
                  4.6.2    Elections.............................................................................   18
                  4.6.3    Miscellaneous.........................................................................   18
                  4.6.4    Reimbursement.........................................................................   18

ARTICLE V
         DISTRIBUTIONS...........................................................................................   19
         5.1      Distributions..................................................................................   19
                  5.1.1    Authority.............................................................................   19
                  5.1.2    Priority..............................................................................   19
                  5.1.3    Cash or In Kind.......................................................................   19
         5.3      Distribution to Limited Partners...............................................................   20
         5.4      Limitation of Distributions....................................................................   20

ARTICLE VI
         MANAGEMENT..............................................................................................   20
         6.1      Board of Directors.............................................................................   20
                  6.1.1    Authority.............................................................................   20
                  6.1.2    Limitations on Authority..............................................................   22
                  6.1.3    Duties and Obligations................................................................   22
                  6.1.4    Composition...........................................................................   22

                  6.1.5    Term; Vacancies.......................................................................  22
                  6.1.6    Voting................................................................................  23
         6.2      Executive Committee............................................................................  23
                  6.2.1    Authority.............................................................................  23
                  6.2.2    Composition...........................................................................  23
                  6.2.3    Voting................................................................................  23
         6.3      Officers.......................................................................................  24
                  6.3.1    Chairman..............................................................................  24
                  6.3.2    Chief Executive Officer...............................................................  24
                  6.3.3    President.............................................................................  24
                  6.3.4    Chief Financial Officer...............................................................  24
                  6.3.5    Secretary.............................................................................  24
                  6.3.6    Limitation............................................................................  24
                  6.3.7    Authority Generally...................................................................  25
         6.5      Right to Rely on Chairman or Secretary.........................................................  25
         6.6      Meetings and Approval Requirements of Board of Directors and Committees........................  25
                  6.6.1    Regular Meetings......................................................................  25
                  6.6.2    Special Meetings......................................................................  25
                  6.6.3    Telephonic Meetings...................................................................  25
                  6.6.4    Notices...............................................................................  25
                  6.6.5    Quorum................................................................................  26
                  6.6.6    Approval Requirements.................................................................  26
                  6.6.7    Written Consents......................................................................  26

ARTICLE VII
         INDEMNIFICATION.........................................................................................  26
         7.1      General........................................................................................  26
         7.2      Indemnification Procedures.....................................................................  27
                  7.2.1    Notice................................................................................  27
                  7.2.2    Reimbursement.........................................................................  27
                  7.2.3    Defense by Partnership................................................................  27
                  7.2.4    Defense by Indemnified Person.........................................................  27
                  7.2.5    Fees and Expenses.....................................................................  28
                  7.2.6    Periodic Payments.....................................................................  28
                  7.2.7    Insurance.............................................................................  29
         7.3      No Personal Liability for Indemnification......................................................  29

ARTICLE VIII
         AMENDMENTS..............................................................................................  29
         8.1      Amendments. ...................................................................................  29

ARTICLE IX
         ADMISSIONS, EXITS AND TRANSFERS.........................................................................  30

         9.1      Restriction on Transfers by Partners...........................................................   30
         9.2      Change of Control Restriction..................................................................   30
         9.3      Rights of Unadmitted Assignees.................................................................   30
         9.4      Distributions and Allocations in Respect to Transferred Interests..............................   30
         9.5      Termination of the Partnership.................................................................   31

ARTICLE X
         DISSOLUTION AND WINDING UP..............................................................................   31
         10.1     No Termination.................................................................................   31
         10.2     Events of Dissolution..........................................................................   31
                  10.2.1   Expiration............................................................................   31
                  10.2.2   Executive Committee...................................................................   31
                  10.2.3   Impossibility.........................................................................   31
                  10.2.4   General Partner Withdrawal............................................................   31
                  10.2.5   Consent. .............................................................................   31
                  10.2.6   Judicial Dissolution..................................................................   32
         10.3     Winding Up.....................................................................................   32
                  10.3.1   To Creditors..........................................................................   32
                  10.3.2   To Partners...........................................................................   32

ARTICLE XI
         MISCELLANEOUS...........................................................................................   32
         11.1     Financial Reports..............................................................................   32
         11.2     Binding Effect.................................................................................   32
         11.3     Severability...................................................................................   32
         11.4     Governing Law..................................................................................   33
         11.5     Not for Benefit of Creditors...................................................................   33
         11.6     Counterpart Execution..........................................................................   33
         11.7     Sole and Absolute Discretion...................................................................   33
         11.8     Certificates...................................................................................   33
         11.9     Securities.....................................................................................   33

                                   SCHEDULES

Schedule A     -    Capital Contributions and Sharing Percentages of the
                    Partners
Schedule 2.6   -    Affiliated Agreements
Exhibit 4.5.1  -    Section 704(c) Allocation Methods

                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                         PETRO STOPPING CENTERS, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP
                        ------------------------------


     THIS FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is entered into as of the 23rd day of July 1999 among Petro, Inc., a Texas corporation ("Petro") as General Partner and Petro Stopping Centers Holdings, L.P., a Delaware limited partnership ("Petro Holdings"), Petro Holdings GP, L.L.C., a Delaware limited liability company ("Holdings GP, L.L.C."), and James A. Cardwell, Jr. ("Cardwell Jr."), as Limited Partners, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, with reference to the following recitals and on the terms and conditions set forth in this Agreement.

                                   RECITALS
                                   --------

     A. On or about April 13, 1992, Roadside, Inc., a Delaware corporation ("Roadside") and Petro, Inc., a Texas corporation ("Petro") as general partners, and James A. Cardwell, Jr., ("Cardwell Jr.") as a limited partner, formed Petro PSC Properties, L.P., a Delaware limited partnership, pursuant to the Limited Partnership Agreement of the Partnership dated April 13, 1992 (the "Original Agreement").

     B. Effective as of April 30, 1992, Roadside and Petro, as general partners, and Fremont Investors, Inc., a Nevada corporation ("Fremont"), James
A. Cardwell, Sr., ("Cardwell Sr."), Cardwell, Jr. and JAJCO II, Inc., a Delaware corporation ("JAJCO II," together the "Cardwell Partners"), as limited partners, amended and restated the Original Agreement by entering into an Amended and Restated Limited Partnership Agreement of the Partnership (the "First Amended Agreement"), together with Texas JIMCO, Inc., a Texas corporation, JAJCO, Inc., an Ohio corporation, and Arcadian Management Corporation, a Colorado corporation. The First Amended Agreement was amended as of July 1, 1992, pursuant to an Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of the Partnership. The First Amended Agreement was further amended as of September 29, 1992, pursuant to an Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of' the Partnership. Effective as of January 1, 1994, the First Amended Agreement was further amended pursuant to an Amendment No. 3 to the Amended and Restated Limited Partnership Agreement of the Partnership. Effective as of December 31, 1994, the First Amended Agreement was amended and restated pursuant to a Second Amended and Restated Limited Partnership Agreement of the Partnership (the "Second Amended Agreement"). Effective as of April 12, 1996, and pursuant to a Partnership Interest Purchase and Sale Agreement dated April 12, 1996 and Consent and Waiver Agreement dated April 1, 1996, Fremont, transferred a 0.08% percentage interest in the Partnership to Roadside and simultaneously such interest was converted from a limited partner interest to a general partner interest in the Partnership; and, in addition, after the foregoing transfer, Fremont sold and transferred to Sequoia Ventures, Inc., a

Delaware corporation ("Sequoia"), the remaining 44.17% percentage interest in the Partnership as a limited partner interest in the Partnership. Subsequent to the foregoing transfers, Roadside owned a 1% general partner interest in the Partnership and Sequoia owned a 44.17% limited partner interest in the Partnership.

     C. Pursuant to an Interest Purchase Agreement dated as of October 18, 1996, as supplemented, by and among Petro Holdings GP Corp., a Delaware corporation ("Holdings GP"), Petro Holdings LP Corp, a Delaware corporation ("Holdings LP, together with Holdings GP, the "Chartwell Partners"), Mobil Long Haul Inc., a Delaware corporation ("Mobil"), Roadside, Sequoia and the Partnership (the "Interest Purchase Agreement"), Roadside sold its general partner interest in the Partnership to Holdings GP, and Sequoia sold its limited partner interests in the Partnership to Mobil and to Holdings LP.

     D. Pursuant to that certain Partnership Interest Subscription and Purchase Agreement dated as of July 23, 1999, among the Partnership, Petro, the Chartwell Partners, Mobil, the Cardwell Partners, Volvo Petro Holdings, L.L.C. a Delaware limited liability company ("Volvo"), and Petro Warrant Holdings Corporation, a Delaware corporation ("Warrant Holdings") and to that certain Purchase Agreement dated July 19, 1999, among the Petro Holdings, Warrant Holdings, Petro Holdings Financial Corporation, a Delaware corporation, First Union Capital Markets Corp. and CIBC World Markets Corp., and to certain other related agreements and transactions:

          (1) Petro exchanged a portion of its general partnership interest in the Partnership for an additional limited partnership interest in the Partnership and retained a one-quarter of one percent (0.25%) general partnership interest in the Partnership;

          (2) Immediately thereafter, certain of the partners in the Partnership exchanged their partnership interests in the Partnership for partnership interests in Petro Holdings as follows:

               (a) Petro exchanged a portion of its common limited partnership interest in the Partnership for a general partnership interest in Petro Holdings;

               (b) Cardwell Jr. exchanged a portion of his common limited partnership in the Partnership for a common limited partnership interest in Petro Holdings and retained a one-quarter of one percent (0.25%) common limited partnership interest in the Partnership;

               (c) Cardwell Sr., JAJCO and Mobil exchanged all of their common limited partnership interests in the Partnership for common limited partnership interests in Petro Holdings, and Petro exchanged its remaining common limited partnership interests in the Partnership for common limited partnership interests in Petro Holdings;

               (d) The Cardwell Partners and Mobil exchanged their preferred limited partnership interests in the Partnership for preferred limited partnership interests (designated "Class A Preferred Partnership Interests") in Petro Holdings;

          (3)  Immediately following the above-described transactions:

               (a) Mobil made a cash investment in Petro Holdings in exchange for a convertible preferred limited partnership interest (designated "Class B Preferred Partnership Interest") in Petro Holdings;

               (b) Volvo made a cash investment in Petro Holdings in exchange for a common limited partnership interest in Petro Holdings;

               (c) Warrant Holdings sold certain Warrants (the "Warrants") to Petro Holdings and used the proceeds of such sale to purchase a ten percent (10%) common limited partnership interest in Petro Holdings;

               (d) Petro Holdings issued 15% Senior Discount Notes due 2008 (the "Senior Discount Notes") along with the Warrants purchased from Warrant Holdings; and

               (e) Petro Holdings (using the proceeds of the Volvo and Mobil cash investments in Petro Holdings and of the sale of the Senior Discount Notes and Warrants) purchased (i) the common limited partnership interests in the Partnership owned by Holdings LP and by Kirschner and (ii) all of the membership interests in Petro Holdings GP, L.L.C. ("Holdings GP, L.L.C.") a Delaware limited liability company organized by Holdings LP and the surviving entity in a merger with Holdings GP, whereupon the general partnership interest owned by Holdings GP, L.L.C. was immediately converted into a limited partnership interest in the Partnership.

     E. Petro, as the general partner of the Partnership, and Petro Holdings, Holdings GP, L.L.C., and Cardwell Jr., as limited partners of the Partnership, desire to amend and restate the Third Amended Agreement in its entirety to reflect the foregoing transactions, and specifically: (i) the transfer by Petro of a general partnership interest in the Partnership in exchange for an additional common limited partnership interest in the Partnership, while retaining a one-half of one percent (0.5%) general partnership interest in the Partnership; (ii) the transfer by Cardwell Jr. of a portion of his common limited partnership interest in the Partnership to Petro Holdings, while retaining a one-half of one percent (0.5%) common limited partnership interest in the Partnership; (iii) the transfer by Petro, Cardwell Sr., JAJCO, and Mobil of their common limited partnership interests to Petro Holdings; (iv) the transfer by the Cardwell Partners and Mobil of their preferred limited partnership interests in the Partnership to Petro Holdings; (v) the purchase by Petro Holdings of the membership interests in Holdings GP, L.L.C. and the conversion of the general partnership interest held by Holdings GP, L.L.C. (as the successor in interest to Holdings GP) to a common limited partnership interest; (vi) the continuation of the business of the Partnership; (vii) the Sharing Percentages of the Partners as a result of events described herein; and
(viii) such other matters as are contained herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby amend and restate in its entirety the Third Amended Agreement and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  Definitions. In addition to the terms defined elsewhere in this
          -----------
Agreement, the following terms used in this Agreement shall have the following meanings:

          1.1.1  "Act" means the Delaware Revised Uniform Limited
                  ---
Partnership Act, as set forth in Title 6, Chapter 17 of the Delaware Code, as amended from time to time (or any corresponding provisions of succeeding law).

          1.1.2  "Adjusted Capital Account Balance" means, with respect
                  --------------------------------
to any Partner, the balance in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                 (a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                 (b) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6).

     The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          1.1.3  "Adjusted Capital Account Deficit" shall mean, with respect to
                  --------------------------------
any Partner, a deficit (if any) in such Partner's Adjusted Capital Account Balance.

          1.1.4  "Affiliate" means, when used with reference to a specified
                  ---------
Person,

                    (a) any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person, or

                    (b) any Person that is a responsible employee of, an officer or manager of, a general partner in or a trustee of, or serves in a similar capacity with respect to, the specified Person or any Person specified in clause (a) or of which the specified Person or any Person described in clause
(a) is a responsible employee, officer, manager, general partner or trustee, or with respect to which the specified Person or any Person described in clause (a) serves in a similar capacity. In the case of a Person who is an individual, Affiliate shall include (x) any member of the Immediate Family of such Person, including the spouse and lineal descendants and their spouses, of such Immediate Family Member, (y) any trust whose principal beneficiary is such Person or one or more members of such Immediate Family, and (z) any Person controlled by such individual's Immediate Family or any such trust.

                    (c) For the purposes of the definition of "Affiliate," the term "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

             1.1.5  "Agreement" or "Partnership Agreement" means this Limited
                     ------------------------------------
Partnership Agreement as it may be amended from time to time.

            1.1.6   "Amended and Restated Credit Agreement" means the Amended
                     -------------------------------------
and Restated Credit Agreement dated as of July 23, 1999, among the Partnership, Petro Holdings, BankBoston, N.A., as agent and a lender, and the lenders signatory thereto.

            1.1.7   "Applicable Tax Rate" means a tax rate used for computing
                     -------------------
Minimum Tax Distributions consisting of the sum of (i) either the individual or corporate maximum marginal income tax rate for federal income tax purposes based on whether the Partner for which a Minimum Tax Distribution is being computed is for federal income tax purposes (x) a corporation (other than an S corporation under Section 1361 of the Code), in which case the maximum corporate federal tax rate applies, (y) an individual, in which case the maximum individual federal tax rate applies, or (z) a flow-through or disregarded entity, in which case the maximum federal tax rate which applies shall be determined by the federal income tax characterization of the taxpayer to which the flow-through tax attributes are ultimately allocated, plus (ii) a reasonable overall state and local income tax rate established from time to time by the Executive Committee.

            1.1.8   "Article" means an Article of this Agreement.
                     -------

            1.1.9   "Available Cash" means, for a Fiscal Year or quarter, all
                     --------------
cash receipts of the Partnership during such period from all sources (including amounts received as a result of any sale, exchange or other disposition, of all or part of any Partnership asset; cash on hand at the beginning of such period to the extent not held in reserves; proceeds of a financing or refinancing giving rise to distributable net proceeds, recovery of a damage award or insurance proceeds and any net reduction in the amount of reserves) less: capital expenditures, repair or replacement of improvements, fixtures or equipment; amounts used to pay or establish reserves for all Partnership expenses and fees; Minimum Tax Distributions; the payment of Partnership and Petro Holdings debt including principal, premium and interest, fees and expenses; maintenance capital improvements and contingencies; and in the case of each such deduction, to the extent not funded by Capital Contributions.

               1.1.10  "Board of Directors" has the meaning set forth in Section
                        ------------------
6.1.

               1.1.11  "Book Depreciation" means for each Fiscal Year or part
                        -----------------
thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Book Depreciation shall be an amount which bears the same ratio to such Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such adjusted basis.

               1.1.12  "Book Value" shall mean the Gross Asset Value computed
                        ----------
for purposes of maintaining Capital Accounts hereunder. References to "Book Purposes" shall be similarly interpreted.

               1.1.13  "Business Day" means any day other than a Saturday,
                        ------------
Sunday or a day on which national banking associations in the State of New York are closed.

               1.1.14  "Capital Account" means, with respect to any Partner, the
                        ---------------
Capital Account maintained for such Partner in accordance with the following provisions:

                       (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Article IV, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner, or as to which such Partner is otherwise subjected to personal liability;

                       (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership;

                       (c) In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest in accordance with Section 9.4 hereof; and

               (d) In determining the amount of any liability for purposes of subparagraph (a) and (b) of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

               (e) Upon the occurrence of any event which causes the termination and dissolution of the Partnership, all Profits and Losses shall be computed and allocated to the Capital Accounts of the Partners as of such date of termination.

     The Capital Accounts of the Partners as of the Effective Date are set forth on Schedule A. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Executive Committee determines (after consulting with, and upon the advice of, the independent auditors then employed by the Partnership) that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Executive Committee may make such modification, provided that such modification is not likely to have a material effect on the amounts distributed to any Partner upon the dissolution of the Partnership. The Executive Committee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the General Partners and the Limited Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) , and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          1.1.15 "Capital Contributions" means, with respect to any General
                  ---------------------
Partner or Limited Partner, the amount of money and the Gross Asset Value of any property (other than money) contributed or deemed contributed to the Partnership with respect to the interest in the Partnership held by such Partner pursuant to
Article III. The Capital Contributions of the Partners as of the Effective Date are set forth on Schedule A hereto.

          1.1.16 "Capital Partners" shall mean all Partners that have
                  ----------------
contributed capital to the Partnership.

          1.1.17 "Code" means the United States Internal Revenue Code of 1986,
                  ----
as amended from time to time (or any corresponding provisions of succeeding law).

          1.1.18 "Cumulative Minimum Tax Distributions" means the total Minimum
                  ------------------------------------
Tax Distributions made to a Partner since the Effective Date and shall exclude the Minimum Tax Distribution for the current period which is being calculated to be distributed pursuant to Section 5.2, hereof.

          1.1.19 "Current U.S. Taxes Due" means with respect to any Fiscal Year,
                  ----------------------
or part thereof, of the Partnership after the date hereof, the estimated Income Tax which each Partner would be required to pay if the Applicable Tax Rate were applied to the sum of, (i) Profits (excluding the adjustments set forth in subparagraphs (a) through (f) of Section 1.1.48) and (ii) Section 704(c) Allocations allocated to a Partner for the Fiscal Year, or part thereof, for which Current U.S. Taxes Due are being computed hereunder; provided however, in the case of a Partner which, for federal tax purposes, is a corporation (other than an S corporation under Section 1361 of the Code) or which is a flow-through or disregarded entity in which the flow-through tax attributes are ultimately allocated to a corporation (other than an S corporation under Section 1361 of the Code), "Current U.S. Taxes Due" shall have the same meaning as "U.S. Taxes Due."

          1.1.20 "Effective Date" means July 24, 1999.
                  --------------

          1.1.21 "Executive Committee" has the meaning set forth in Section 6.2.
                  -------------------

          1.1.22 "Fair Market Value" means the enterprise value of the
                  -----------------
Partnership, as agreed upon by all members of the Executive Committee, failing which, the enterprise value of the Partnership as determined by an investment banking firm of national reputation selected by all members of the Executive Committee; and with respect to a Partnership asset, the gross value of such asset as agreed upon by the Board of Directors.

          1.1.23 "Fiscal Year" means (i) the period commencing on the Effective
                  -----------
Date and ending on the Friday closest to December 31 of the same calendar year and, (ii) any subsequent twelve (12) month period commencing on the next day following the last day of the previous Fiscal Year and ending on the Friday closest to December 31 of the same calendar year.

          1.1.24 "GAAP" means generally accepted accounting principles and
                  ----
practices in effect in the United States of America from time to time.

          1.1.25 "General Partner" means Petro, Inc. and Holdings GP, L.L.C.
                  ---------------
("Holdings GP")], as general partners of the Partnership, and/or any Person who, at the time of reference thereto, has been admitted to the Partnership, as a general partner of the Partnership, and continues to act as a successor to the duties or interests of such Persons, or as a replacement or additional general partner as provided herein.

          1.1.26 "Gross Asset Value" means, with respect to any Partnership
                  -----------------
property, such property's adjusted basis for U.S. Federal income tax purposes, except as follows: that (i) the Gross Asset Value of Partnership property shall be adjusted to its Fair Market Value as of the Effective Date; (ii) whenever such adjustment is required in order for allocations under this Agreement to have "economic effect" within the meaning of Regulation Section 1. 704-1(b)(2)(ii); (iii) if the Board of Directors considers appropriate, whenever such Adjustment to Fair Market Value is permitted under Regulation Section 1.704-1(b)(2)(ii); and (iv) the Gross Asset Value of an item of Partnership property shall be adjusted to its Fair Market Value whenever it is distributed to a Partner, as permitted under Regulation Section 1.704-1(b)(2)(ii). Gross Asset Value shall be adjusted by Book

Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses, and other items allocated pursuant to Section 4.3.

          1.1.27 "Gross Income" means the total revenues of the Partnership
                  ------------
computed in accordance with the principles of Section 61 of the Code, and which shall be determined on a consolidated basis with the Partnership's subsidiaries.

          1.1.28 "Immediate Family Member" means natural or adoptive parent,
                  -----------------------
sibling, child or grandchild of a Person (or a trust or other entity for the benefit of any of the foregoing provided such Person retains voting control of such entity).

          1.1.29 "Income Taxes" means all (i) net income and franchise taxes and
                  ------------
withholding in respect thereof (including, without limitation, United States federal income taxes), and any interest thereon and any penalties, additions to tax or additional amounts applicable thereto, (ii) any amounts payable under the Code or ERISA in respect of any Plan and any interest, penalties or excise taxes thereon, (iii) any liability for the payment of any consolidated or combined federal, foreign, state or local income taxes, and any interest thereon and any penalties, additions to tax or additional amounts applicable thereto, that is payable as a result of being a member of, and which may be imposed upon, any affiliated group (as defined in Section 1504(a) of the Code or other applicable law) of which any Petro Partner is a member (including in all cases any amount payable as a result of any tax sharing agreement, policies or arrangements); and
(iv) any liability for alternative minimum tax under Section 55 of the Code.

          1.1.30 "Indemnified Person" means those Persons identified in either
                  ------------------
Section 7.1 or Section 7.2 as being entitled to receive the benefit of the indemnity provided therein, and shall include the shareholders, subsidiaries, Affiliates, officers, directors, members, managers, employees and representatives of an Indemnified Person, and the shareholders, subsidiaries, officers, directors, members, managers, employees and representatives of such shareholders, subsidiaries and Affiliates.

          1.1.31 "Indemnifying Party" means the Partnership.
                  ------------------

          1.1.32 "Limited Partner" means Petro Holdings and any other Person who
                  ---------------
becomes a Limited Partner pursuant to the terms of this Agreement.

          1.1.33 "Minimum Tax Distribution" means the distribution provided for
                  ------------------------
in Section 5.2.

          1.1.34 "Net Income" for any period with respect to the Partnership
                  ----------
means the net income (or loss) of the Partnership for such period, determined in accordance with GAAP, excluding the net income (or loss) of any company acquired in a pooling of interests transaction for any period prior to the date of such acquisition.

          1.1.35 "Net Profits Allocation" shall mean an allocation of Profits
                  ----------------------
that causes, for any applicable period after the Effective Date, the cumulative amount of Profits allocated to such Partner to exceed the cumulative amount of Losses allocated to such Partner. For this purpose,

Profits and Losses shall be computed without the adjustments set forth in subparagraphs (a) through (f) of Section 1.1.48 relative to the distribution of "Profits and Losses" and include all Section 704 (c) Allocations reportable by a Partner for federal income tax purposes.

          1.1.36 "Nonrecourse Deductions" has the meaning set forth in
                  ----------------------
Regulations Section 1.704 - 2(b)(1) and shall be determined according to the provisions of Regulations Section 1.704- 2(c).

          1.1.37 "Nonrecourse Liability" has the meaning set forth in
                  ---------------------
Regulations Section 1.752-1(a)(2).

          1.1.38 "Partner Nonrecourse Debt" has the meaning set forth in
                  ------------------------
Regulations Section 1.704-2(b)(4).

          1.1.39 "Partner Nonrecourse Debt Minimum Gain" has the meaning set
                  -------------------------------------
forth in Regulations Section 1. 704 -2 (i) (2) and shall be determined in accordance with Regulations Section 1.704-2(i)(3).

          1.1.40 "Partner Nonrecourse Deductions" has the meaning set forth in
                  ------------------------------
Regulations Section 1.704-2(i) (1) and shall be determined in accordance with Regulations Section 1.704-2(i)(2).

          1.1.41 "Partners" means all General Partners and all Limited Partners,
                  --------
where no distinction is required by the context in which the term is used herein. A Partner may be both a General Partner and a Limited Partner.

          1.1.42 "Partnership" means Petro Stopping Centers, L.P., a Delaware
                  -----------
limited partnership.

          1.1.43 "Partnership Interest" shall mean the partnership interests in
                  --------------------
the Partnership owned by the General and Limited Partners.

          1.1.44 "Partnership Minimum Gain" has the meaning set forth in
                  ------------------------
Regulations Section 1.704-2(b) (2) and shall be determined in accordance with Regulations Section 1.704-2(d).

          1.1.45 "Person" means (i) any individual, (ii) any domestic
                  ------
partnership, corporation, limited liability company, association, business, or trust, (iii) any government or political subdivision thereof, or (iv) any governmental agency or other entity. For purposes of this definition, "domestic" shall mean an entity created or organized in the United States or under the law of the United States or of any State as defined in Code Section 7701(a)(4).

          1.1.46 "Petro Holdings Minimum Tax Distribution" shall mean, the
                  ---------------------------------------
Minimum Tax Distribution to be made to Petro Holdings in accordance with Section 5.2(a) of this Agreement.

          1.1.47 "Profits" and "Losses" means, for each Fiscal Year, an amount
                  --------------------
equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code

Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703 (a) (1) shall be included in taxable income or loss) , with the following adjustments:

                 (a) Any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

                 (b) Any expenditure of the Partnership that is nondeductible for U.S. federal income tax purposes (including any expense described in Code
Section 705(a)(2)(B)) and is not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be subtracted from such taxable income or loss;

                 (c) In the event the Gross Asset Value of the Property is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of the Property for purposes of computing Profits or Losses;

                 (d) Gain or loss resulting from the disposition of the Partnership property shall be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

                 (e) Notwithstanding any other provision of this Article, any items which are specially allocated pursuant to Section 4.3 shall not be taken into account in computing Profits or Losses; and

                 (f) Any difference between the Partnership's tax depreciation or amortization deductions and Book Depreciation shall be taken into account in computing Profits or Losses.

                 1.1.48 "Regulations" or "Treasury Regulations" means the Income
                         -----------      --------------------
Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                 1.1.49 "Section" means a Section of this Agreement.
                         -------

                 1.1.50 "Sharing Percentage" shall mean the Sharing Percentage
                         ------------------
listed on Schedule A.

                 1.1.51 "Unrecovered Capital" shall mean: with respect to any
                         -------------------
Partnership Interest, an amount equal to (X) the amount of Capital Contributions plus Profits allocations in Section 4.1 in respect of such Partnership Interest less (Y) the sum of (i) the aggregate amount of Losses allocated to such Partnership Interest under Section 4.2 and (ii) distributions to such Partner in respect of such Partnership Interest pursuant to Section 5.1.2. A Partner's Unrecovered Capital with respect to its Partnership Interest shall reflect any changes in the Gross Asset Values of Partnership property which occur in accordance with the provisions of Section 1.1.26 relating to the definition of "Gross Asset Value," and any changes in Gross Asset Value of Partnership property shall be allocated among Partners in accordance with their respective Sharing Percentages in effect immediately prior to the event or circumstance which gives rise to an adjustment of Gross Asset Value in accordance with
Section 1.1.26.

                 1.1.52 "U.S. Taxes Due" means with respect to any Fiscal Year
                         --------------
or part thereof of the Partnership after the Effective Date, the estimated Income Tax which each Partner would be required to pay if the Applicable Tax Rate (being utilized for such Fiscal Year) were applied to the Net Profits Allocations allocated to such Partner as of the date through which U.S. Taxes Due are being computed hereunder; and in the event a Partner is a corporation (other than an S corporation under Section 1361 of the Code) and has no U.S. Taxes Due pursuant to the preceding definition for the applicable period, but is otherwise subject to alternative minimum tax under Section 55 of the Code as to Net Profits Allocations (as adjusted for alternative minimum tax purposes) through such date, "U.S. Taxes Due" shall mean the amount of the resulting alternative minimum tax under Section 55 of the Code for the applicable period as to such Net Profits Allocations.

          1.2    Interpretation. Words such as "herein," "hereinafter, "hereof"
                 --------------
and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. "Includes" or "including" shall mean "including without limitation." Unless otherwise defined, all accounting terms used herein shall have the meaning thereof specified by GAAP.


                                  ARTICLE II
                              GENERAL PROVISIONS
                              ------------------


                 2.1  Partnership Name. The name of the Partnership shall be
                      ----------------
Petro Stopping Centers, L.P., and all business of the Partnership shall be conducted in such name, or under such other name as the Board of Directors deems appropriate.

                 2.2  Purpose. The Purpose of the Partnership is (i) to operate,
                      -------
manage, develop, franchise and/or own truck stops and lubrication centers and certain businesses in connection therewith, including but not limited to the sale of petroleum products, sundry products, and services, and the operation of restaurants, (ii) to engage in any and all activities related to or at truck stops or in any manner incidental to any of the foregoing, including the ownership of interests in other Persons in furtherance thereof, (iii) to engage in financing transactions and any and all lawful business related to the ownership and operation of truck stopping centers, and (iv) to transact any and all lawful business for which limited partnerships may be organized incident to the Act that is incident, necessary, and appropriate to the foregoing.

                 2.3  Principal Place of Business. The Partnership's principal
                      ---------------------------
place of business shall be 6080 Surety Drive, El Paso, Texas 79905. The Partnership's principal place of business may be changed from time to time, and other offices may be established from time to time, by the Board of Directors.

                 2.4  Term. The term of the Partnership commenced on the date
                      ----
the certificate of limited partnership of the Partnership (the "Certificate") was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until December 31, 2025, unless the Partnership is earlier dissolved by operation of law or in accordance with the provisions of Article X.

                 2.5  Filings.
                      -------

                      2.5.1   Status. The Board of Directors shall cause to be
                              ------
executed, filed and published all such certificates, notices, statements and other instruments and amendments thereto, and shall take any and all other actions, under the laws of the State of Delaware and other applicable jurisdictions as it may deem necessary or advisable to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware and any other jurisdictions in which the Partnership engages in business. The General Partner shall execute and file such certificates, notices, statements and other instruments and amendments thereto, and take any and all such other actions, as the Board of Directors may direct in connection with perfecting and maintaining the status of the Partnership in accordance with this Section 2.5.1.

                     2.5.2    Dissolution. Upon the dissolution and completion
                              -----------
of winding up of the Partnership, the Board of Directors shall promptly cause to be executed and filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates. The General Partners shall execute and file such certificates of cancellation as the Board of Directors may direct in connection with actions contemplated by this Section 2.5.2

                 2.6 Limited Partner Powers. Each Limited Partner, any Affiliate
                     ----------------------
thereof and any officer, director, shareholder, partner, employee, member, manager, agent or representative of such Limited Partner or Affiliate may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Partnership and others (including, without limitation, pursuant to the agreements listed on Schedule 2.6 hereto and the transactions contemplated thereby) and, subject to other applicable law and subject to the terms of this Agreement, has the same rights and obligations with respect thereto as a Person who is not a Partner. The existence of these relationships and acting in such capacities shall not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partner. If a Limited Partner or any Affiliate thereof is a lender, in exercising its rights as a lender, including making its decision on whether to foreclose on property of the Partnership, such lender will have no duty to consider (i) its status as a Partner or an Affiliate of a Partner, (ii) the interests of the Partnership, or (iii) any duty it may have to any Partner or the Partnership.

          2.7  Specific Authorization of Documents. The Partnership may enter
               -----------------------------------
into and perform the agreements listed on Schedule 2.6 hereto without further act, vote or approval of any Partner or of the Partnership.

          2.8  Admission. Petro Holdings is hereby admitted to the Partnership
               ---------
as a Limited Partner of the Partnership, and Petro shall continue as the General Partner of the Partnership.

                                  ARTICLE III
                                CAPITALIZATION
                                --------------

          3.1  General. Schedule A attached hereto describes the Capital
               -------
Contributions of the Partners as of the Effective Date and the relative Preferred and Common Sharing Percentages of the Partners. Schedule A shall be updated from time to time to reflect additional Capital Contributions by the Partners and any changes to Sharing Percentages.

          3.2  Other Matters.
               -------------

               3.2.1  No Return of Capital. Except as provided in Section 5.4,
                      --------------------
no Partner shall demand or receive a return of its Capital Contributions or withdraw from the Partnership.

               3.2.2  No General Partner Liability. No General Partner shall
                      ----------------------------
have any personal liability for the repayment of any Capital Contributions of any Limited Partner.

               3.2.3  No Limited Partner Liability. The Limited Partners shall
                      ----------------------------
not be personally liable for the debts, liabilities, contracts or other obligations of the Partnership.

          3.3  Priority of Expenditures. Expenditures of the Partnership shall
               ------------------------
be paid in the following order of priority:

               3.3.1  First Priority. To pay all operating expenses and capital
                      --------------
expenditures other than expenditures for new truck stop locations and for acquisitions of existing facilities from third parties ("Expansion Capital Expenditures");

               3.3.2  Second Priority. To pay the Partnership's debt service;
                      ---------------

               3.3.3  Third Priority. To make Minimum Tax Distributions to
                      --------------
               Partners;

               3.3.4  Fourth Priority. To make Expansion Capital Expenditures;
                      ---------------
               and

               3.3.5  Fifth Priority. To make any other distributions to the
                      --------------
               Partners.

                                  ARTICLE IV
                                  ALLOCATIONS
                                  -----------

          4.1  Profits. After giving effect to the special allocations set forth
               -------
in Section 4.3 hereof, Profits for any Fiscal Year shall be allocated:

               4.1.1  To Losses. First, to those Partners to which Losses have
                      ---------
previously been allocated, in reverse order of the allocations listed in Section
4.2 and to the extent of such Losses;

               4.1.2  To Sharing Percentages. Thereafter, to the Partners in
                      ----------------------
proportion to their Sharing Percentages.

          4.2  Losses.  Losses for any Fiscal Year shall be allocated:
               ------

               4.2.1  To Sharing Percentages. First, among the Partners in
                      ----------------------
accordance with their Sharing Percentages, until the cumulative amount of Losses allocated pursuant to this Section 4.3.1 is equal to the cumulative amount of Profits allocated pursuant to Section 4.1.2;

               4.2.2  To Unrecovered Capital. Next, among the Partners in
                      ----------------------
accordance with their Sharing Percentages, to the extent of their Unrecovered Capital; and

               4.2.3  Residual. Thereafter, among the Partners in accordance
                      --------
with Sharing Percentages; and

               4.2.4  Limit. The Losses allocated pursuant to this Section 4.3
                      -----
shall not exceed the maximum amount of Losses that can be so allocated without causing or increasing an Adjusted Capital Account Deficit of any Limited Partner at the end of any Fiscal Year. All Losses in excess of the limitations set forth in this Section 4.2.4 shall be allocated to the General Partners in proportion to their Sharing Percentages.

          4.3  Special Allocations. The following special allocations shall be
               -------------------
made;

               4.3.1  Minimum Gain Chargeback. Notwithstanding anything to the
                      -----------------------
contrary in this Article IV, if there is a net decrease in Partnership Minimum Gain (within the meaning of Regulations Section 1.704-2(d)) for a fiscal year, then there shall be allocated to each Partner items of income and gain for that year equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Regulations Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), and (5); provided, however, that if the Partnership has any discretion as to an exception set forth in Regulations Section 1.704-2(f)(5), the Executive Committee may exercise such discretion on behalf of the Partnership. The Executive Committee may, if the application of this Partnership Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, request the Commissioner of Internal Revenue to waive the minimum gain chargeback requirement pursuant to Regulations Section 1.704-2 (f)(4). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulations Section 1.704-2(f)(1) and shall be interpreted and applied in all respects in accordance with that Regulation.

               4.3.2  Partner Nonrecourse Debt Minimum Gain Chargeback.
                      ------------------------------------------------
Notwithstanding anything to the contrary in this Article IV (other than Section
4.3.1 above), if during a fiscal year there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations
Section 1.704-2 (i)(3)), then, in addition to the amounts, if any, allocated, pursuant to Section 4.3.1, any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), be allocated items of income and gain for that year (and, if necessary, for succeeding Fiscal Years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain. The Executive Committee may, if the application of this Partner Nonrecourse Debt Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, request the Commissioner of the Internal Revenue to waive the minimum gain chargeback requirement pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

               4.3.3  Qualified Income Offset. If any Partner unexpectedly
                      -----------------------
receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5) or (6), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for such year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. An allocation pursuant to the foregoing sentence shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Article IV have been tentatively made. This allocation is intended to constitute a "qualified income offset" within the meaning of Regulations Sections 1.704-1(b)(2)(ii)(d)(3) and shall be construed in accordance with the requirements thereof. An item of loss, deduction or Section 705(a)(2)(B) expenditure shall not be allocated to a Partner to the extent that, as of the end of any taxable year, such allocation would create or increase an Adjusted Capital Account Deficit for such Partner. Any amount that cannot be allocated to a Partner by reason of the foregoing sentence shall be allocated to other Partners (except to the extent that such allocation to any other Partner would also be limited under the foregoing sentence). If allocations to all Partners would be so limited, such amount shall be allocated to the General Partners.

               4.3.4  Basis Adjustments. To the extent an adjustment to the
                      -----------------
adjusted tax basis of any Partnership asset pursuant to Code Section 734 (b) or Code Section 743 (b) is required under Regulation Section 1.704-1(b)
(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment. increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations; provided, however, in the event that an adjustment to the Book Value of Partnership property is made as a result of an adjustment pursuant to Section 734 (b) of the Code, items of income, gain, loss or deduction, as computed for book and tax purposes, shall be specially allocated among the Partners so that the effect of any such adjustment shall benefit (or be borne by) the Partner(s) receiving the distribution which caused such adjustment.

               4.3.5  Nonrecourse Deductions. Nonrecourse Deductions for any
                      ----------------------
Partnership Fiscal Year or other period shall be allocated among the Partners in accordance with their Sharing Percentages.

               4.3.6  Partner Nonrecourse Deductions. Partner Nonrecourse
                      ------------------------------
Deductions for any Partnership Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

               4.3.7  Allocation of Self-Charged Interest. If a Partner makes a
                      -----------------------------------
loan to the Partnership, to the extent permitted under Regulations Section 1.469-7, the Partnership shall allocate to such Partner any interest deduction specifically incurred by the Partnership as a result of such loan; provided, however, that this Section 4.3.7 shall not affect the amount of income or loss otherwise allocable to such Partner.

               4.3.8  Sharing of Excess Nonrecourse Liabilities. Excess
                      -----------------------------------------
nonrecourse liabilities, as defined in Regulations Section 1.752-3(a)(3), shall be shared by the Partners in accordance with their respective Sharing Percentages.

               4.3.9  Curative Allocations. The allocations set forth in
                      --------------------
Sections 4.4.1 through 4.4.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations or other items of Partnership income, gain, loss or deduction pursuant to this
Section 4.3.9. Therefore, notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Partnership shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal of the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 4.1 and 4.2 hereof.

          4.4  Other Allocation Rules.
               ----------------------

               4.4.1  Timing. For purposes of determining the Profits, Losses or
                      ------
any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by. the tax matters partner and approved by the Executive Committee using any permissible method under Code Section 706 and the Regulations thereunder.

               4.4.2  Method. Except as otherwise provided in this Agreement,
                      ------
all items of Partnership taxable income, gain, loss, deduction and credit shall be allocated in the manner provided for Book Purposes and any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be. However, notwithstanding any other provisions of this Agreement, each General Partner shall be allocated not less than it's Share of each item of Partnership income, gain, loss, deduction or credit, except to the extent such an allocation would be contrary to the provisions of Section 704 (b) or (c) of the Regulations.

          4.5  Tax Allocations:  Code Section 704(c).
               -------------------------------------

               4.5.1  Section 704 (c). Except as otherwise provided in this
                      ---------------
Agreement, all items of Partnership taxable income, gain, loss, deduction and credit shall be allocated in the manner as provided for Book Purposes. For purposes of Code Section 704(c), income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value. With respect to (i) property contributed by a Partner, and (ii) any "reverse Code section 704(c) allocations" resulting from the revaluation of Partnership property pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) and any post-Effective Date Section 704(c) Allocations (collectively the "Section 704 (c) Allocations"), the various allocation methods to be elected pursuant to Exhibit 4.5.1 attached hereto shall apply with respect to any such Section 704(c) Allocations. Allocations pursuant to this Section 4.5.1 are solely for purposes of federal, state and local taxes and, except as provided in Exhibit 4.5.1, shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions (other than Minimum Tax Distributions and Net Profits Allocations) pursuant to any provision of this Agreement.

               4.5.2  Election. The Partnership shall make the election
                      --------
described in Code Section 754 for its taxable year including the Effective Date. Any other elections or other decisions relating to allocations shall be made by the Executive Committee in any manner that reasonably reflects the purpose and intention of this Agreement.

          4.6  Tax Matters Partner.
               -------------------

               4.6.1  Appointment. By executing this Agreement, each Partner
                      -----------
appoints and designates Petro as the "tax matters partner" of the Partnership, as such term is defined under the Code. Any action taken by the tax matters partner that could adversely affect the taxes of the Partnership or any Partner, including any extension of the statute of limitations, shall be subject to the unanimous approval by the Executive Committee which approval shall not be unreasonably withheld or inconsistent with prevailing authority. Any such action, to the extent permitted by law, shall be binding upon the Partners. To the extent permitted by law, each Partner further agrees that such Partner will not treat any Partnership item inconsistently on such Partner's income tax return with the treatment of the item on the Partnership's tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Partnership, unless previously authorized to do so in writing by the Executive Committee, which authorization may be withheld in the reasonable discretion of the Executive Committee.

               4.6.2  Elections. At the direction of the Executive Committee,
                      ---------
the tax matters partner shall cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code and not otherwise expressly provided for in this Agreement, in the manner that the Executive Committee determines will be most advantageous to all Partners.

               4.6.3  Miscellaneous. The tax matters partner shall be (i) the
                      -------------
"designated organizer" of the Partnership for the purpose of registering it as a tax shelter pursuant to Section 6111 of the Code and Temporary Treasury Regulation ss.301.6111-1T and (ii) the "designated person" for the purpose of maintaining lists of investors in the Partnership pursuant to Section 6111 of the Code and Temporary Treasury Regulation ss. 301.6112-1T. The tax matters partner shall timely cause the Partnership to be registered as a tax shelter if required under Section 6111 of the Code and shall take all actions required by
Section 6112 of the Code to maintain a list of the names of the Limited Partners, their addresses, and their taxpayer identification numbers, to the extent such information is provided to the tax matters partner.

               4.6.4  Reimbursement. For purposes of fulfilling and diligently
                      -------------
carrying out its duties as the tax matters partner, the tax matters partner shall be entitled to reimbursement from the Partnership of all reasonable expenses incurred by it and shall be entitled to utilize Partnership personnel and employ, at Partnership expense, accountants, attorneys and any other professional advisors. Any reimbursement hereunder in excess of $20,000 per year shall be subject to the approval of the Executive Committee.


                                   ARTICLE V
                                 DISTRIBUTIONS
                                 -------------

          5.1  Distributions.
               -------------

               5.1.1  Authority. The Executive Committee may make such
                      ---------
distributions at such times and in such amounts as it considers appropriate in its absolute discretion; provided that any Minimum Tax Distributions pursuant to
Section 5.1.2(a) shall be made on not less than a quarterly basis, and in each such case, on a day which is no less than five (5) days prior to the estimated tax payment dates of January 15, April 15, June 15 and September 15 of each calendar year.

               5.1.2  Priority. Available Cash plus an amount equal to the
                      --------
Minimum Tax Distributions and the "Holdings Distributions" (as that term is defined in Section 5.1.2(b)) ("Distributable Cash") shall be distributed to the Partners as follows:

                      (a) First, to each Partner in an amount equal to its Minimum Tax Distribution as determined in accordance with Section 5.2;

                      (b) Next, to Petro Holdings, in an amount required by Petro Holdings to pay debt service, ordinary and necessary operating and administrative expenses, and in such other amounts as the Executive Committee shall determine are necessary and proper (in compliance with any third party, credit restrictions or covenants) for the orderly operation of Petro Holdings (the "Holdings Distributions");

                      (c) Next, to the Partners in proportion to their Sharing Percentages, to the extent of any Unrecovered Capital therefor; and

                      (d) Thereafter, to the Partners in accordance with their positive Capital Account balances after adjusting such Capital Account balances to take into account that distributions under Section 5.1.2(a) through (c) above.

               5.1.3  Cash or In Kind. The Executive Committee shall have the
                      ---------------
authority to pay distributions in cash or in kind with Partnership property. In the case of a distribution in kind, the value of each item of property shall be distributed to the Partners, to the extent practicable, in the priority of
Section 5.1.2.

          5.2  Minimum Tax Distributions. Tax distributions in an amount
               -------------------------
sufficient to pay the federal, state and local Income Tax of the Partners (collectively the "Minimum Tax Distributions" or each, individually, a "Minimum Tax Distribution") shall be made to the Partners as follows:

                      (a) A Minimum Tax Distribution shall be made to Petro Holdings in an amount equal to the Minimum Tax Distributions which are required to be made by Petro Holdings pursuant to the terms and conditions of the Limited Partnership Agreement of Petro Stopping Centers Holdings, L.P. dated July 15, 1999 (the "Petro Holdings Minimum Tax Distribution"); and

                      (b) A Minimum Tax Distribution shall be made to a Partner, other than Petro Holdings, holding a Partnership Interest in an amount equal to the U.S. Taxes Due for such Partner, less Cumulative Minimum Tax Distributions. Notwithstanding the reductions required under this Section 5.2(b) in no event will a Partner receive a distribution with respect to Minimum Tax Distributions in an amount less than needed to pay such Partner's Current U.S. Taxes Due.

          Minimum Tax Distributions shall be determined without regard to the allocation related to the basis adjustments pursuant to Code Section 743(b). Minimum Tax Distributions shall be made by the Partnership pursuant to Section 5.1.2(a) only with respect to Net Profits Allocations on or after January 1, 1999. Minimum Tax Distributions and all factors relevant to the determination thereof shall be determined on a consolidated basis with the Partnership's subsidiaries.

          5.3  Distribution to Limited Partners. It is the intent of the parties
               --------------------------------
hereto that no distribution to any Limited Partner shall be deemed a return of money or other such property in violation of the Act. This provision shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to the Partnership, any creditor of the Partnership or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partners.

          5.4  Limitation of Distributions. Notwithstanding any provision to the
               ---------------------------
contrary contained in this Agreement, the Partnership, and the Executive Committee on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law, or any bank credit agreements or indenture debt instruments to which the Partnership is a party.

                                  ARTICLE VI
                                  MANAGEMENT
                                  ----------

          6.1  Board of Directors.
               ------------------

               6.1.1 Authority. The Partners hereby agree that pursuant to
                     ---------
Section 17-403 of the Act, the Partnership shall be managed by a committee of the Partners' representatives elected, designated or otherwise chosen as herein provided (the "Board of Directors"). The Board of Directors shall constitute a "committee" for purposes of Section 17-303(b)(7) of the Act. The Board of Directors shall exercise all of the rights, powers and authority otherwise vested in a general partner of a Delaware limited partnership formed under the Act to manage and control the overall business and affairs of the Partnership and to do on behalf of the Partnership all things that are necessary, proper or desirable to accomplish the Purpose of the Partnership with respect to the policy and direction of the Partnership. The Board of Directors may authorize and direct the officers of the Partnership to engage in any kind of activity and to execute, perform and carry out agreements of any kind necessary to, or in connection with or convenient or incidential to, the accomplishment of the Purpose of the Partnership, so long as such activities and agreements may be lawfully carried on or performed by a limited partnership under the laws of the State of Delaware. To the fullest extent permitted under the Act, the General Partner shall have none of the rights and powers of a general partner of a limited partnership formed under the Act and shall have no right or responsibility with respect to the management or control of the business or affairs of the Partnership; provided, however, that if under the Act any right or power must be exercised by the General Partner in its capacity as a general partner of the Partnership, or any action must be taken by the General Partner in such capacity, then the General Partner agrees to exercise such right or power or to take such action at the direction of the Board of Directors and in conformity with such direction. The Partners further agree that the rights and powers vested in the Board of Directors pursuant to this Section 6.1.1 are vested in the Board of Directors pursuant to paragraph (a) of Section 17-403 of the Act; provided, however, that to the extent such rights and powers, or any of them, cannot be vested in the Board of Directors pursuant to paragraph (a) of
Section 17-403 of the Act, then the Partners agree that such rights and powers have been delegated by the General Partner to the Board of Directors pursuant to paragraph (c) of Section 17-403 of the Act and, to the fullest extent provided by law, such delegation shall be irrevocable; provided further that in the event, notwithstanding the agreement of the Partners to the contrary, the delegation of any right or power provided herein may be revoked by the General Partner, the Partners agree that any such revocation will only be effective, if at all, upon 90 days prior written notice by the General Partner to each other Partner. The Limited Partners shall have no part in the management or control of the Partnership, shall have no authority or right to act on behalf of the Partnership in connection with any matter and, except as expressly provided herein or as required by the Act, shall have no right to consent to or approve any action by the Board of Directors. Without limiting the generality of the duties and obligations of the Board of Directors hereunder, except as expressly provided to the contrary herein, the following powers are reserved exclusively to the Board of Directors unless delegated by the Board of Directors to any Person:

                      (a) to employ, retain, and terminate a Chairman of the Board of Directors ("Chairman"), who shall have the authority set forth in
Section 6.3.1 and, subject to the authority of the Chairman, to employ and retain Persons and to prescribe the powers and duties of such Persons, as may be necessary or appropriate for the conduct of the Partnership's business.

                      (b) subject to the final review and approval of the Executive Committee under ss.6.2.1(e), to amend or cancel any agreement (subject to the provisions of such agreement), between the Partnership and a Partner or Affiliate of a Partner, or enter into a new agreement between the Partnership and a Partner or Affiliate of a Partner, provided that the terms of such agreement are no less favorable than available from unrelated third parties.

                      (c) acquire any real property that serves or is intended to serve as a truck stop in the business of the Partnership;

                      (d) as a franchisor, enter into a franchise agreement with any Person; or

                      (e) to adopt the annual budget of the Partnership and to approve any annual variance from the amount budgeted for capital expenditures;

                      (f) subject to existing employment agreements and to the provisions of Section 6.3, to establish the limits of the Partnership's officers' authority;

                      (g) to select auditors for the Partnership and to manage the conduct and settlement of the Partnership's legal proceedings;

                      (h) to receive contributions to the capital of the Partnership from Partners;

                      (i)   to make distributions to Partners pursuant to
Section 5.2;

                      (j) to disburse other payments as provided for in this Agreement;

                      (k) to communicate with the general public, if necessary, regarding Partnership matters;

                      (l) to issue to any Partner, in such form and on such terms as the Board of Directors may consider appropriate, an instrument certifying that such Partner is the owner of a Partnership Interest; and

                      (m) generally to provide all other executive and administrative undertakings for and on behalf of the Partnership.

               6.1.2  Limitations on Authority. The Board of Directors shall
                      ------------------------
               have no authority to:

                      (a)  do any act in contravention of this Agreement;

                      (b) do any act that would make it impossible to carry on the ordinary business of the Partnership; and

               6.1.3  Duties and Obligations. The Board of Directors shall cause
                      ----------------------
the Partnership to conduct its dealings with third parties in its own name and as a separate and independent entity. The Board of Directors shall take or cause to be taken all actions that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware.

               6.1.4  Composition. The Board of Directors shall consist of seven
                      -----------
(7) persons appointed by Petro Holdings as follows: Cardwell Sr., Cardwell Jr.,
K. T. Weir, N.B. Carlson, Robert Grussing IV, Martha P. Boyd, and Larry J. Zine. The membership of the Board of Directors of the Partnership and the Board of Directors of Petro Holdings shall be identical, and when changes are made in the membership of the Board of Directors of Petro Holdings such changes shall be reflected contemporaneously in the membership of the Board of Directors of the Partnership.

               6.1.5  Term; Vacancies. Each member of the Board of Directors
                      ---------------
shall hold office until death, resignation or removal.


               6.1.6  Voting. Each member of the Board of Directors shall be
                      ------
entitled to one vote on all matters submitted to a vote of the Board of Directors.

          6.2  Executive Committee.
               -------------------

               6.2.1  Authority. The Partnership shall have an executive
                      ---------
committee (the "Executive Committee") of the Board of Directors (which committee shall also be the Environmental Committee of the Board of Directors), and the Board of Directors hereby delegates to the Executive Committee the authority to take the following actions and to delegate such authority to any Person:

                      (a) during the period between meetings of the Board of Directors, to take action with respect to matters as to which the Board of Directors has authority to act.

                      (b) to terminate the employment of the Chairman and Chief Executive Officer.

                      (c) to change or adopt any incentive compensation plans for officers, employees and agents of the Partnership and to determine amounts payable under such plans.

                      (d) to approve the initial compensation of the officers of the Partnership, and to approve any base compensation payable to an employee or agent of the Partnership that exceeds $100,000 annually for such person.

                      (e) to approve any transaction (provided that such transaction is material in the context of the Partnership's overall business) entered into subsequent to the Effective Date, between the Partnership and a Partner or a Partner of Petro Holdings, or their respective Affiliates.

                      (f) acting as the Environmental Compliance Committee, to document, formulate, implement and oversee the environmental compliance policy of the Partnership, which activity and responsibility shall be conducted by unanimous vote of the members of such committee.

                      (g) to take such other actions as are specifically provided for in this Agreement.

               6.2.2  Composition. The Executive Committee shall consist of
                      -----------
three persons, as follows: Cardwell Sr., K. T. Weir and Robert Grussing IV. The membership of the Executive Committee of the Partnership and of the Executive Committee of Petro Holdings shall be identical, and when changes are made in the membership of the Executive Committee of Petro Holdings such changes shall be reflected contemporaneously in the membership of the Executive Committee of the Partnership.

               6.2.3  Voting. Each member of the Executive Committee shall be
                      ------
entitled to one (1) vote on all matters submitted to the Executive Committee for consideration.

          6.3  Officers. The Partnership and Petro Holdings shall have the
               --------
officers set forth in this Section 6.3 and such additional officers as the Boards of Directors of the Partnership and Holdings may designate. The officers of the Partnership and of Petro Holdings shall be identical and shall manage the day-to-day affairs of the Partnership and Petro Holdings at the direction of their respective Boards of Directors or Executive Committees.

               6.3.1  Chairman. The Partnership shall have a Chairman of the
                      --------
Board of Directors (the "Chairman") . The Chairman shall preside at all meetings of the Partners and all meetings of the Board of Directors. The Partners hereby appoint Cardwell Sr. as the initial Chairman, Chief Executive Officer and President of the Partnership. After consultation with the Board of Directors and/or the Executive Committee, the Chairman, so long as the Chairman is Cardwell Sr., shall have the authority to hire, and to terminate the employment of, any other officer or employee of the Partnership. If Cardwell Sr. is no longer Chairman, the foregoing authority shall revert to the Board of Directors.

               6.3.2  Chief Executive Officer. The Partnership shall have a
                      -----------------------
Chief Executive Officer who, subject to the authority of the Board of Directors and the Executive Committee, shall manage the business and affairs of the Partnership. In the absence of the

Chairman, the Chief Executive Officer shall preside at all meetings of the Partners and all meetings of the Board of Directors. The Chief Executive Officer shall carry out the directives of the Board of Directors.

               6.3.3  President. The Partnership shall have a President who,
                      ---------
subject to the authority of the Board of Directors and the Executive Committee, shall serve under the direction of the Chief Executive Officer. In case of the incapacity or inability of the Chief Executive Officer to act, the President shall assume the authority, and shall perform the duties, of the Chief Executive Officer until such time as the Board of Directors shall determine otherwise.

               6.3.4  Chief Financial Officer. The Partnership shall have a
                      -----------------------
Chief Financial Officer who shall serve under the direction of the Chief Executive Officer.

               6.3.5  Secretary. The Secretary shall attend all meetings of the
                      ---------
Board of Directors and all meetings of the Partners and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if requested by such committee. He shall give, or cause to be given, notice of all meetings of Partners and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the Chairman. He shall have custody of the seal of the Partnership, if any, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary.

               6.3.6  Limitation. A Limited Partner, any Affiliate thereof, or
                      ----------
an employee, stockholder, partner, member, manager, agent, director, officer or representative of a Limited Partner or any Affiliate thereof, may also be an employee, agent, stockholder, partner, member, manager, director, officer or representative of the Partnership or a General Partner. The existence of these relationships and acting in such capacities will not result in the Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partner.

               6.3.7  Authority Generally. Unless specifically reserved to the
                      -------------------
Board of Directors under this Agreement, the officers of the Partnership shall have such authority as is necessary and appropriate to carry out the functions of such officer. Each officer of the Partnership shall have such additional authority, including authority to execute documents, instruments and agreements on behalf of the Partnership, as is expressly delegated to such officer by the Board of Directors. One Person may hold one or more offices simultaneously.

          6.4  Voting. Except as specifically set forth in Section 17-216 of the
               ------
Act, no Partner shall have any right to vote on any matter relating to the Partnership except as expressly provided in this Agreement. No class of Partners shall have any right to vote as a class on any matter relating to the Partnership except as expressly provided in this Agreement.

          6.5  Right to Rely on Chairman or Secretary. Any Person dealing with
               --------------------------------------
the Partnership may rely (without duty of further inquiry) upon a certificate signed by the Chairman or

Secretary as to the identity of any Partner, the Persons who are authorized to execute and deliver any instrument or document of the Partnership and any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

          6.6  Meetings and Approval Requirements of Board of Directors and
               ------------------------------------------------------------
Committees.
----------

               6.6.1  Regular Meetings. The Board of Directors and its
                      ----------------
committees shall hold regular meetings at such times and places as are established by the consent of the Board of Directors or such committees.

               6.6.2  Special Meetings. A special meeting of the Board of
                      ----------------
Directors or any committee thereof shall be held at the written request of any member of the Board of Directors or such committee.

               6.6.3  Telephonic Meetings. Any meeting of the Board of Directors
                      -------------------
or any committee thereof may be held by conference telephone call or through similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a telephonic meeting held pursuant to this Section shall constitute presence in person at such meeting.

               6.6.4  Notices. Notices of regular meetings of the Board of
                      -------
Directors or its committees are not required. Notices of special meetings of the Board of Directors or its committees shall state the date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address of the Partnership or at such other place as shall be agreed to by the members of the Board of Directors or such committee. The notice of a special meeting shall be given to each member of the Board of Directors or its committees in writing not less than one (1) or more than ten (10) days prior to the date of the meeting. Members of the Board of Directors or its committees may waive in writing the notice requirements hereunder before, at or after the relevant special meeting. Notices shall be delivered personally, by telecopy or recognized overnight delivery service to the last known business address of each member of the Board.

               6.6.5  Quorum. At each meeting of the Board of Directors or its
                      ------
committees, the presence in person or by telephone of a majority of the votes of the members of the Board of Directors or such committee (provided that at least one nominee of each of the Cardwell Partners, Mobil and Volvo, who also may be serving on the Board of Directors of Petro Holdings, shall be present) shall be necessary to constitute a quorum for the transaction of business.

               6.6.6  Approval Requirements. Consent or approval of the Board of
                      ---------------------
Directors or its committees shall mean the affirmative vote of a majority of the votes of the members of the Board of Directors or such committees present in person or by telephone, as applicable, and voting at a duly held meeting of the Board of Directors or its committees.

               6.6.7  Written Consents. Any action required or permitted to be
                      ----------------
taken at a meeting of the Board of Directors or its committees may be taken without a meeting if all of the members of the Board of Directors or such committee consent thereto in writing. Such consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

          7.1  General.
               -------

                    (a) No current or former Partner of the Partnership or of Petro Holdings, nor any of the shareholders, partners, officers, directors, members, managers, employees and/or agents of such Partner and/or of such Partner's Affiliates, including the tax matters partner, each member of the Board of Directors of the Partnership and of Petro Holdings and each committee thereof, the officers of the Partnership and of Petro Holdings and the shareholders, officers, and directors of Warrant Holdings which serve in any of those positions at the request of the Partners or of the Board of Directors of the Partnership or of Petro Holdings (individually, an "Exculpated Party"), shall be liable, responsible or accountable in damages or otherwise (i) to the Partnership or to Petro Holdings, (ii) to any Partner or partner of Petro Holdings (including Warrant Holdings, its officers, directors, and/or security holders), or (iii) to any Affiliate of a Partner or of a partner of Petro Holdings, and shall be indemnified and held harmless by the Partnership, to the fullest extent permitted by law, with respect to any liability, damage, loss, injury, expense and cost (including reasonable attorneys' fees) ("Indemnified Loss") to any Person for any act or omission performed or omitted: (a) in good faith on behalf of the Partnership or Petro Holdings or any partner of Petro Holdings; (b) in a manner reasonably believed by such Exculpated Party to be within the scope of the authority granted to such Exculpated Party by this Agreement, the Board of Directors, or otherwise; and (c) in a manner not constituting willful misconduct, fraud, breach of such Exculpated Party's fiduciary duty of loyalty, or gross negligence.

                    (b) The Partnership shall indemnify, defend and hold harmless each Exculpated Party, to the fullest extent permitted by law, for any such acts or omissions, and for any acts or omissions not meeting such requirements to the extent that a court determines that in view of all the circumstances of the case, such Exculpated Party is fairly and reasonably entitled to indemnification for those expenses that the court deems proper. If approved by the Board of Directors, expenses (including reasonable attorney's fees and costs) incurred by an Exculpated Party in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Exculpated Party to repay such amount if it shall ultimately be determined that such Exculpated Party is not entitled to be indemnified by the Partnership.

                    (c) With respect to the foregoing, the Partners hereby specifically agree that any Partner or Affiliate of any Partner or a partner of Petro Holdings who may serve as an officer, director, and/or shareholder of Warrant Holdings is doing so at the request of, and as an accommodation to, the Partnership and to the Partners and their Affiliates and in furtherance of Partnership business. Accordingly, any such Person serving as an officer, director, and/or shareholder of Warrant Holdings shall be deemed to be an Exculpated Party entitled to the full protections afforded an Exculpated Party or Indemnified Person under the provisions of this Article VII.

          7.2  Indemnification Procedures. The provisions of this Section 7.2
               --------------------------
shall apply to any indemnification by the Partnership, including any indemnification of an Exculpated Party.

               7.2.1  Notice. Promptly after the determination of an Indemnified
                      ------
Loss or the assertion of any claim or the commencement of any action by any third party in respect of which a Person is entitled to be indemnified or held harmless under this Agreement (an "Indemnified Person"), the Indemnified Person shall notify the Partnership in writing of the Indemnified Loss or the assertion of claim or commencement of action.

               7.2.2  Reimbursement. In the case of an Indemnified Loss not
                      -------------
involving an assertion of claim or commencement of action by any third party, the Partnership shall promptly reimburse the Indemnified Person for all damages, loss, injury, expense and costs, including reasonable attorneys, fees and costs which the Indemnified Person has suffered or may thereafter suffer as a result thereof.

               7.2.3  Defense by Partnership. Promptly after the assertion of
                      ----------------------
any claim or the commencement of any action by any third party in respect of which an Indemnified Person is entitled to be indemnified or held harmless under this Agreement, the Indemnified Person shall notify the Partnership in writing of such assertion or commencement. Subject to Section 7.2.4 below, the Partnership shall, at its expense, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person, in which event the Partnership shall have full control of the defense, including any compromise or settlement; provided, however, that any settlement requiring material nonmonetary consideration from the Indemnified Person must be approved in advance by the Indemnified Person, which approval shall not be unreasonably withheld.

               7.2.4  Defense by Indemnified Person. If the Partnership fails to
                      -----------------------------
diligently promptly defend or settle the claim or action after notice, which failure continues for more than thirty (30) days after such notice, then in that event the Indemnified Person shall have the right to defend, at the sole cost and expense of the Partnership, the claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Person to a final conclusion or settled. In such event, the Indemnified Person shall have full control of such defense and proceedings, provided, however, that without the Partnership's consent, which shall not be unreasonably withheld, the Indemnified Person may not enter into any compromise or settlement of such claim; and provided, further, however, that if the Indemnified Person receives a bona fide offer of monetary settlement (without the requirement for material nonmonetary settlement terms that the Indemnified Person in its sole discretion determines to be contrary to the Indemnified Person's best interests) for any such claim with respect to which the Partnership is obligated to indemnify such Indemnified Person, the Indemnified Person shall inform the Partnership of the proposed settlement terms and if the Partnership is willing and able to pay such settlement upon its terms but the Indemnified Person is not willing to settle on such terms, the maximum indemnification that the Partnership must provide to the Indemnified Person with respect to such claim shall be the amount of such bona fide offer of settlement the Partnership was willing and able to pay (plus expenses and costs, including reasonable attorneys' fees, incurred to the date such settlement offer is rejected by the Indemnified Person). If requested by the Indemnified Person, the Partnership shall, at its sole cost and expense, cooperate with the Indemnified Person and its counsel in contesting any claim related to the Indemnified Loss that the Indemnified Person is contesting, or, if appropriate and related to the claim in question, in making any compulsory counterclaim against the Person asserting the claim or any cross-complaint against any Person.

               7.2.5  Fees and Expenses. The Indemnified Person shall have the
                      -----------------
right to employ separate counsel in any action and to participate therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the employment thereof has been specifically authorized by the Partnership in writing, (ii) Section 7.2.4 above shall be applicable, or (iii) the named parties to such action (including any impleaded parties) include both the Partnership and the Indemnified Person, and the Indemnified Person shall have been advised by counsel that there are likely to be one or more meritorious legal defenses available to it which are different from or in addition to those available to the Partnership. In the event any of the conditions set forth in this Section 7.2.5 are met, the Partnership shall not have the right to assume the defense of such action on behalf of the Indemnified Person but shall indemnify the Indemnified Person against all litigation expenses (including reasonable fees and expenses of counsel) in connection with such defense. In the event the conditions set forth in this Section 7.2.5 are met, the Indemnified Person shall have the right to select such Person's counsel, which counsel must be reasonably satisfactory to the Partnership.

               7.2.6  Periodic Payments. Indemnification hereunder shall be made
                      -----------------
by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, damage, liability, cost or expense is incurred; provided, however, that no settlement or compromise of any claim asserted or action commenced in respect of which the Partnership will be liable in accordance with its indemnity under this Agreement shall give rise to liability of the Partnership unless the Partnership shall have been notified in writing of the proposed settlement or compromise and shall have consented in writing thereto, which consent shall not be unreasonably withheld. Promptly after the discovery of any facts or circumstances giving rise to any claim for indemnification under this Agreement, the Indemnified Person shall notify the other parties of the existence of such claim and the basis therefor, provided, however, that the failure of any Indemnified Person to give such notice promptly shall not relieve the Partnership of the indemnity obligations except to the extent that such failure shall adversely affect the ability to defend against third party claims or actions to which the indemnity obligation applies.

               7.2.7  Insurance. The liability of the Partnership hereunder
                      ---------
shall be reduced by the amount of insurance, including title insurance and liability insurance, and any other amounts that may be recovered by the Indemnified Person from any third party, provided, however, that the Indemnified Person shall have no obligation to exhaust available remedies against any insurer or other third party, and it shall be the obligation of, and at the sole expense of, the Partnership to pursue any remedies that may be available from any third party to reduce the amount otherwise payable by the Partnership and the Indemnified Person shall use reasonable efforts to assist and cooperate with the Partnership (at the expense of the Partnership) in pursuing such remedies. So long as the Partnership shall be diligently pursuing remedies against any such third party, which remedies counsel for the Partnership (who shall be reasonably acceptable to the Indemnified Person) shall have informed the Indemnified Person to be reasonably meritorious in the opinion of such counsel, and so long as the Partnership shall have posted such bonds and otherwise entered into arrangements satisfactory to the Indemnified Person (in such Person's sole but reasonable discretion) to assure the Indemnified Person that it will not be adversely affected by delay in payment (including the loss of interest or the cost of funds, as applicable) by the Partnership, the Partnership may defer payment of amounts which they would otherwise be obligated to pay hereunder to the extent that such third party may be liable therefor. If in the opinion of the Indemnified Person, the Indemnified Person has remedies available to it against third parties and the Partnership does not have such remedies available to it against the same third parties, then at the option of the Partnership, the Indemnified Person shall, at the sole cost of the Partnership, exhaust available remedies against any such third party; provided, however, that the Partnership shall use all reasonable efforts to assist and cooperate with the Indemnified Person (at the expense of the Partnership) in pursuing such remedies; and provided further, however, that the Partnership shall have posted such bonds and otherwise entered into arrangements satisfactory to the Indemnified Person (in such Person's sole but reasonable discretion) to assure the Indemnified Person that it will not be adversely affected by delay in payment (including loss of interest or cost of funds, as applicable) by the Partnership.

          7.3  No Personal Liability for Indemnification. Notwithstanding
               -----------------------------------------
anything to the contrary in this Agreement, in no event will any indemnification obligation set forth in this Article VII or otherwise subject any Partner or partner of Petro Holdings to personal liability.

                                 ARTICLE VIII
                                  AMENDMENTS
                                  ----------

          8.1  Amendments. This Agreement may be amended if such amendment is
               ----------
unanimously approved by the Partners; provided, however, that no provision of this Agreement may be amended in a manner which would alter or change the powers, preferences or special rights of the Partnership Interests of a Partner so as to adversely affect the rights of the holder of such Partnership Interests or such Partner without the consent of such Partner. Amendments to this Agreement may be made only by an instrument in writing signed by the Partners whose consent is required. Without the consent of any other Person, the Board of Directors shall amend and revise Schedule A to this Agreement to properly reflect any changes required to be reflected thereon by this Agreement.


                                  ARTICLE IX
                        ADMISSIONS, EXITS AND TRANSFERS
                        -------------------------------

          9.1  Restriction on Transfers by Partners. No Partner shall sell,
               ------------------------------------
assign or otherwise dispose of or transfer ("Transfer") all or any portion of its Partnership Interest except in accordance with the provisions of this Agreement, it being specifically understood among the Partners that Petro, Petro Holdings, and Holdings GP, L.L.C. will pledge their Partnership Interests to BankBoston, N.A. pursuant to the terms of the Amended and Restated Credit Agreement.

          9.2  Change of Control Restriction. The Partners acknowledge that the
               -----------------------------
Indenture relating to the Partnership's 10 1/2% Senior Notes due 2007 and the Partnership's Amended and

Restated Credit Agreement contain a so-called "Change of Control" provision which, if triggered, would create an event of default under any debt instrument or agreement binding upon the Partnership or its assets. The Partners therefore agree that, notwithstanding any provision of this Agreement to the contrary, no Partner shall be permitted, without the prior express written consent of the Executive Committee, to receive distributions in kind, or directly or indirectly transfer Partnership Interests, in the aggregate equal to or in excess of that amount of equity of the Partnership or its successor that, together with an assumed similar simultaneous distribution in kind to all other Partners and all other direct and indirect Partners in the Partnership in amounts based upon hypothetical liquidations of the Partnership and such other direct and indirect Partners, would result in a "Change of Control" occurring under any of the then existing debt documents or instruments of the Partnership or its successor.

          9.3  Rights of Unadmitted Assignees. Unless approved by the Executive
               ------------------------------
Committee, an assignee of a Partnership Interest (including, without limitation, anyone who becomes an assignee through the enforcement of a remedy by a holder of a security interest in a Partnership Interest): (i) shall not be admitted as a substituted Limited Partner, (ii) shall be entitled only to allocations and distributions with respect to such Partnership Interest in accordance with this Agreement, (iii) shall have no right to any information or, to the fullest extent permitted by law, to an accounting of the affairs of the Partnership,
(iv) shall not be entitled to inspect the books or records of the Partnership, and (v) shall not have any of the rights of a Partner under the Act or this Agreement, including any voting rights granted under this Agreement. An assignee of a Partnership Interest shall execute an instrument in form and substance satisfactory to the Board of Directors agreeing to be bound by, and to acquire the Partnership Interest subject to, the provisions of this Agreement.

          9.4  Distributions and Allocations in Respect to Transferred
               -------------------------------------------------------
Interests. If any Partnership Interest is Transferred (which, for purposes of
---------
this Section 9.4, shall not include a pledge, encumbrance or grant of a security interest) during any Fiscal Year in compliance with the provisions of this
Article IX, all items of Profit and Loss attributable to the Transferred Partnership Interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Partnership Interests during such Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Executive Committee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Any Partnership Interest that is transferred to a transferee pursuant to this Agreement whereby the transferee is admitted as a substitute partner to the Partnership shall be subject to the same terms and provisions under this Agreement in the hands of the transferee as in the hands of the transferor.

          9.5  Termination of the Partnership. Except for Transfers of
               ------------------------------
Partnership Interests specifically permitted in this Agreement, no Transfers of Partnership Interests shall be made if the effect of the Transfer will be to terminate the Partnership pursuant to Section 708(b) of the Code or any similar successor provision of the Code, or otherwise materially adversely affect the Partnership or any other Partner under the Code.

                                   ARTICLE X
                          DISSOLUTION AND WINDING UP
                          --------------------------

          10.1 No Termination. Except as expressly provided in this
               --------------
Agreement, to the fullest extent permitted by law, no Partner shall have the right, and each Partner hereby agrees not, to dissolve, terminate or liquidate the Partnership. No Partner shall have the right, and each Partner hereby agrees not, to petition a court for the dissolution, termination or liquidation of the Partnership except as such rights are provided in this Agreement or are available under applicable law notwithstanding any agreement herein to the contrary.

          10.2 Events of Dissolution. The Partnership shall dissolve and
               ---------------------
commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

               10.2.1  Expiration. Expiration of the term of Partnership set
                       ----------
forth in Section 2.4;

               10.2.2  Executive Committee.  The unanimous approval of the
                       -------------------
Executive Committee to dissolve the Partnership, but only on the effective date of dissolution specified by the Executive Committee at the time of such approval;

               10.2.3  Impossibility.  The happening of any event that makes it
                       -------------
unlawful, impossible or impractical to carry on the business of the Partnership;

               10.2.4  General Partner Withdrawal. The withdrawal, removal or
                       --------------------------
bankruptcy of a General Partner, the assignment by a General Partner of its entire interest in the Partnership or any other event that causes a General Partner to cease to be a general partner under the Act; provided, however, that the Partnership shall not be dissolved and required to be wound up in connection with any such events if (i) there is at least one remaining General Partner of the Partnership or (ii) within 90 days after the occurrence of such event, a majority in interest of the remaining Partners (or such greater percentage as is required by the Act) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event of one or more additional General Partners of the Partnership;

               10.2.5  Consent. The written agreement of all Partners of the
                       -------
Partnership; and

               10.2.6  Judicial Dissolution. The entry of a decree of judicial
                       --------------------
dissolution under Section 17-802 of the Act.

          10.3 Winding Up. Upon the dissolution of the Partnership, the
               ----------
Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Partnership assets have been distributed pursuant to this Section 10.3 and the Certificate of Limited Partnership has been canceled in accordance with the Act. The Board of

Directors shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and assets, shall cause the Partnership property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

               10.3.1  To Creditors. First, to creditors of the Partnership,
                       ------------
including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making or reasonable provision, including reserves, for payment thereof); and

               10.3.2  To Partners. The balance, if any, to the Partners in
                       -----------
accordance with Section 5.1.2.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

          Notwithstanding anything in the Act (including Section 17-305(b) of the Act) or this Agreement to the contrary, to the fullest extent permitted by law, no General Partner shall have the right to keep confidential from the Cardwell Partners, Mobil, or Volvo any confidential information concerning the Partnership; provided that the Cardwell Partners, Mobil and Volvo maintain the confidentiality thereof.

          11.1 Financial Reports. As soon as practicable after the end of each
               -----------------
Fiscal Year, and after the end of each fiscal quarter, the Board of Directors shall cause to be furnished to each Partner a financial report regarding the Partnership's financial position, which shall include a balance sheet, income statement and cash flow statement and such other or further data deemed appropriate by the Board of Directors. Such report as of the end of each Fiscal Year shall be audited.

          11.2 Binding Effect. Except as otherwise provided in this Agreement,
               --------------
every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

          11.3 Severability. Every provision of this Agreement is intended to be
               ------------
severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

          11.4 Governing Law. The laws of the State of Delaware (without regard
               -------------
to conflict of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

          11.5 Not for Benefit of Creditors. The provisions of this Agreement
               ----------------------------
are intended only for the regulation of relations among Partners and between Partners and former or prospective

Partners and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and no rights are granted to non-Partner creditors under this Agreement.

          11.6 Counterpart Execution. This Agreement may be executed in any
               ---------------------
number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

          11.7 Sole and Absolute Discretion. Whenever in this Agreement an
               ----------------------------
Indemnified Person is permitted or required to make a decision (i) in its "sole discretion" or "discretion", or under a similar grant of authority or latitude, the Indemnified Person shall be entitled to consider only such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its good faith or under another express standard, the indemnified Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein.

          11.8 Certificates. Partnership Interests may, at the discretion of the
               ------------
Board of Directors, be evidenced by certificates or other written instruments evidencing the same.

          11.9 Securities. The Partnership Interests are "Securities" governed
               ----------
by the terms of Article 8 of the Uniform Commercial Code.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Limited Partnership Agreement to be duly executed as of the date first above written.

                                   PETRO, INC.


                                   By: /s/ JAMES A. CARDWELL, SR.
                                      ---------------------------
                                           Authorized Officer

                                                  GENERAL PARTNER



                                   PETRO STOPPING CENTERS HOLDINGS, L.P.



                                   By: /s/ JAMES A. CARDWELL, SR.
                                      ---------------------------
                                           Authorized Officer


                                    /s/ JAMES A. CARDWELL, JR.
                                   ------------------------------
                                        JAMES A. CARDWELL, JR.

                                      PETRO HOLDINGS GP, L.L.C.



                                      By: /s/ JAMES A. CARDWELL, SR.
                                         ---------------------------
                                              Authorized Officer

                                                    LIMITED PARTNERS

                                 SCHEDULE 2.6

                      To the Fourth Amended and Restated
                       Limited Partnership Agreement of
                         Petro Stopping Centers, L.P.

                                 July 23, 1999


         1. PMPA Motor Fuels Franchise Agreement, dated July 23, 1999, between the Partnership and Mobil Oil Corporation.

         2. Master Supply Contract for Resale of Oils and Greases, dated July 23, 1999 between the Partnership and Mobil Oil Corporation.

         3. Joint Operating and Supply Agreement dated as of July 23, 1999, between the Partnership and Volvo Trucks North America, Inc.

         4. Third Amended and Restated Indemnity and Hold Harmless Agreement, dated July 23, 1999, between the Partnership and James A. Cardwell, Sr.

         5. Third Amended and Restated Indemnity and Hold Harmless Agreement, dated July 23, 1999, between the Partnership and James A. Cardwell, Jr.

         6. Third Amended and Restated Indemnity and Hold Harmless Agreement, dated July 23, 1999, between the Partnership and JAJCO II, Inc.

         7. Amended and Restated Indemnity and Hold Harmless Agreement dated July 23, 1999, between the Partnership and Petro, Inc.

                            EXHIBIT 4.5.1-OPERATING

                       Section 704(c) Allocation Methods


          For purposes of the Fourth Amended and Restated Limited Partnership Agreement (the "Agreement") to which this Exhibit 4.5.1 is attached, the methodology and procedures set forth in this Exhibit 4.5.1 shall govern with respect to the various allocation methods to be used by the Partnership under
Section 704(c) of the Code for purposes of Section 4.5.1 of the Agreement.

          Section 1.  Definitions.  The various defined terms set forth in the
                      -----------
Agreement shall govern hereunder. In addition, the following definitions are utilized for purposes of this Exhibit 4.5.1:

               1.1 "Ceiling/Curative Difference" shall mean the total amount of additional amortization, depletion, depreciation or other cost recovery, as compared to what would apply if the Ceiling Method was adopted and utilized in determining Section 704(c) Allocations as of the Effective Date, that would be allocated to Volvo on an estimated annualized basis as a Partner in the Holdings Partnership if the Curative Method was adopted and utilized in determining Section 704(c) Allocations as of the Effective Date, with respect to all Partners of the Holdings Partnership.

               1.2 "Ceiling Method" shall mean the traditional method subject to the ceiling rule as set forth in Treasury Regulation (S) 1.704-3(b).

               1.3 "Curative Method" shall mean the traditional method subject to curative allocations of depreciation deductions (as illustrated in Example 2 of Treasury Regulation (S) 1.704-3(c)(4)) as set forth in Treasury Regulation (S) 1.704-3(c).

               1.4 "Holdings Partnership" shall mean Petro Stopping Centers Holdings, L.P., a Delaware partnership, subject to the terms and conditions of the Limited Partnership Agreement of even date with the Agreement.

               1.5 "Remedial Method" shall mean the remedial method as set forth in Treasury Regulation (S) 1.704-3(d).

               1.6 "Revaluation Event" shall mean any contribution of money or property to the capital of the Partnership by a new or existing Partner which, pursuant to Section 704(c) of the Code and Treasury Regulation (S) 1.704-3, results in the requirement to make 704(c) Allocations.

               1.7 "Section 704(c) Layer" shall mean the various assets to which it is necessary to make Section 704(c) Allocations between various Partners of either the Partnership or Holdings Partnership, it being understood that for each time there is a Revaluation Event, this creates a Section 704(c) Layer.

               1.8 "Section 704(c) Operating Rules" shall mean the administrative and regulatory operating rules which govern the application and adoption of the various permitted Section 704(c) allocation methods as set forth under Treasury Regulation (S) 1.704-3.

               1.9    "704(c) Report" is defined in Section 4, hereof.

               1.10   "Target Difference" is defined in Section 3, hereof.

               1.11 "Volvo" shall mean Volvo Trucks North America, Inc. as a Partner in the Holdings Partnership.

          Section 2.  Occurrence of Revaluation Events. The cash contribution by
                      --------------------------------
Volvo to the Holdings Partnership will result in a Revaluation Event as of the Effective Date for purposes of Section 704(c) of the Code. For this purpose, the various Section 704(c) methods, and the methodology and procedures related to their use, as set forth in Section 3, below, shall apply with respect to the cash contribution by Volvo to the Holdings Partnership. For any subsequent Revaluation Event, however, unless the Partners unanimously agree in writing otherwise, the Ceiling Method shall apply.

          Section 3. Section 704(c) Methods Which Apply. For purposes of the Revaluation Event resulting from the cash contribution to be made by Volvo to the Holdings Partnership and for any new partnership formed as a result of the termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, and consistent with the Section 704(c) Operating Rules, the Partnership shall adopt a combination of the Ceiling Method, the Curative Method and the Remedial Method as to the various assets of the Partnership such that the combined effect of the adoption of these methods, in conjunction with the Section 704(c) elections made by the Holdings Partnership, will be that Volvo receives an additional allocation as a Partner of the Holdings Partnership of amortization, depletion, depreciation or other cost recovery which is equal to fifty percent (50%) of the Ceiling/Curative Difference as of the Effective Date (the "Target Difference"). In the event the Partnership and the Holdings Partnership are unable to adopt a combination of the Ceiling Method, Curative Method and Remedial Method to obtain an amount of additional amortization, depletion, depreciation or other cost recovery allocated from the Holdings Partnership to Volvo which is equal to the Target Difference, the Partnership and the Holdings Partnership shall adopt a combination of the Ceiling Method, the Curative Method and Remedial Method as arrives as close to the Target Difference as possible; provided, however, if there are two or more alternative approaches which exceed and/or fall short of the Target Difference, no approach which exceeds the Target Difference shall be utilized if it exceeds the Target Difference by an amount which is four percent (4%) of the Target Difference (in other words, a total amount which is 52.0% of the Ceiling/Curative Difference) and, in a case where an alternative approach would exceed the Target Difference by more than four percent (4%) of the Target Difference, another alternative approach shall be utilized even if the use of such approach results in allocations to Volvo which are less than the Target Difference. Notwithstanding the preceding provisions, the Remedial Method shall be utilized only as a method of last resort and only if the use of a combination of the Ceiling Method and Curative Method is unable to achieve a result which is within ninety-six percent (96%) of the Target Difference (in other words, a total amount which is 48.0% of the Ceiling/Curative Difference) and, if the Remedial Method is utilized, it shall be subject to the limitations of the preceding sentence.

          Section 4.  Procedures for Determining Methods to Elect.  As soon as
                      -------------------------------------------
practicable after the date of the Agreement, the accounting firm for the Partnership shall determine the various Section 704(c) Layers which apply with respect to the Holdings Partnership, the Partnership and any subsidiary partnerships and shall, utilizing its reasonable and good faith discretion and subject to Section 3, determine the combination of the Ceiling Method, Curative Method and Remedial Method which is estimated to result in Volvo receiving an allocation from the Holdings Partnership of amortization, depletion, depreciation and other cost recovery as near to the Target Difference as is possible under the circumstances. Within thirty (30) days of making such calculations and determinations, such accounting firm for the Partnership shall issue a written report (the "704(c) Report") to each Partner recommending the various combinations of the Ceiling Method, Curative Method and Remedial Method to apply to the various Section 704(c) Layers within the Holdings Partnership, the Partnership and each subsidiary partnership for each Partner's review and comment. The 704(c) Report shall provide such assumptions, explanations, numeric projections and other information so as to enable the Partners to understand the 704(c) Report and make an informed decision as to the accuracy of the information contained in 704(c) Report and the validity of the recommendations contained therein. Prior to its final adoption, the 704(c) Report may be amended and supplemented by the accounting firm for the Partnership from time to time. After receiving the 704(c) Report, the Partners may engage in such discussions and propose any alternatives to the approaches recommended in the 704(c) Report and the 704(c) Report may be amended as the Partners agree. The Partnership and the Partners shall agree on the final version of the 704(c) Report by no later than forty-five (45) days prior to the final due date (with extensions) of the Partnership tax return for the 1999 Fiscal Year, and if the Partners are unable to agree on a final version of the 704(c) Report by such date, then the 704(c) Report as issued and supplemented by the accounting firm for the Partnership shall control. Notwithstanding anything herein to the contrary, in no event shall the various Section 704(c) allocation methods to apply for the Partnership be elected at a time which is later than that allowed under the Section 704(c) Operating Rules.

          Section 5.  Binding Effect of Estimates. The Partners understand and
                      ---------------------------
agree that the procedures under Section 4 as well as the 704(c) Report finally adopted will utilize good faith estimates by the Partnership's accountants and the Partners agree that, once the various Section 704(c) methods are elected in accordance with the 704(c) Report as finally adopted, the actual results of these elections may differ from the estimates and/or projections agreed upon by the Partners and set forth in the final 704(c) Report which is adopted.

                                  SCHEDULE A
                                      to
                          FOURTH AMENDED AND RESTATED
                       LIMITED PARTNERSHIP AGREEMENT OF
                         PETRO STOPPING CENTERS, L.P.
                                 July 24, 1999

                 CAPTIAL CONTRIBUTIONS AND SHARING PERCENTAGES
                                OF THE PARTNERS


General Partner                      Captial Contribution   Sharing Percentages
---------------                      --------------------   -------------------
 Petro, Inc.                               $   431,000              0.2537 %


Limited Partners
----------------
 Petro Stopping Centers Holdings, L.P.     167,657,000             98.7156
 James A. Cardwell, Jr.                        431,000              0.2537
 Petro Holdings GP, L.L.C.                   1,320,000              0.7770
                                          ------------            --------

     Totals                               $169,838,000            100.0000 %
                                          ============            ==========


Petro, Inc.                             Petro Stopping Centers Holdings, L.P.

By: /s/ JAMES A. CARDWELL, SR.          By: /s/ JAMES A. CARDWELL, SR.
   ---------------------------             ---------------------------
   Authorized Officer                      Authorized Officer

   GENERAL PARTNER
                                            /s/ JAMES A. CARDWELL, JR.
                                           ---------------------------
                                           JAMES A. CARDWELL, JR.



                                        Petro Holdings GP, L.L.C.

                                        By: /s/ JAMES A. CARDWELL, SR.
                                           ---------------------------
                                           Authorized Officer

                                           LIMITED PARTNERS